Exhibit 99.1

 Annual Shareholders MeetingDecember 12, 2017  TENGASCO, INC.  1

Annual Shareholders Meeting – December 12, 2017

Outline of Presentation

- Introduction of Directors, Officers, and Employees
- Forward Looking Statements
- Significant Activities Since The Last Shareholders Meeting
- Oil Prices
- Capital Spending and Drilling Results
- Kansas Production
- Borrowings on Credit Facility
- Financial Review
  - Nine months ended September 30, 2017 and 2016
  - Year ended December 31, 2016 and 2015
- 2018 Outlook
- Results of Voting
- Shareholder Questions

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Annual Shareholders Meeting – December 12, 2017

Directors and Officers

- Peter Salas
  - Director, Chairman of the Board, member of the Exploration Committee
  - Elected to the Board in 2002 and as Chairman of the Board in 2004
- Matt Behrent
  - Director, Chairman of the Audit Committee, member of the Compensation Committee
  - Elected to the Board in 2007
- Hugh Brooks
  - Director, Chairman of the Compensation Committee, member of the Exploration Committee
  - Elected to the Board in 2010
  - Is not standing for re-election at December 12, 2017 meeting
- Rich Thon
  - Director, member of the Audit Committee, member of the Compensation Committee
  - Elected to the Board in 2013
- Mike Rugen
  - CFO since 2009 and Interim CEO since 2013
- Cary Sorensen
  - VP, General Counsel, and Corporate Secretary since 1999

TENASCO

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 Forward Looking StatementsExcept for the historical information contained in this review, the matters discussed in this presentation are forward-looking statements within the meaning of applicable securities laws, that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks inherent in drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs and other services, land issues, federal and state regulatory developments and other risks more fully described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC).  4

 Annual Shareholders Meeting – December 12, 2017Significant Activities Since The Last Shareholders Meeting  Rights offering funding occurred in February 2017Continued to evaluate opportunities (primarily in Kansas, Oklahoma, New Mexico, and Texas)Current inventoryCorporateAcquisition of producing propertiesAcreageNon-operated opportunities (drilled one well)Although we continue evaluating several opportunities, no agreements have been entered into by the Company to move forward with any of the opportunities currently under evaluationCredit facility was paid off using proceeds from the rights offering$1,250K borrowing base$2,400K drawn at 12/31/2016$0 drawn at 12/12/2017Continued review of ways to increase current production and manage operating and G&A costs  5

 Annual Shareholders Meeting – December 12, 2017Capital Spending and Drilling Results($ Thousands)   YTD Est. FY 2016 Sep. 2017 2017Capital Spending (includes accruals): Drilling 88 69 69 Leasehold 8 70 70 Seismic 308 - - Other 76 69 69 Total Capital Spending 480 208 208Drilling, Polymers, and Recompletions: Wells Drilled 1 1 1 Wells Completed 1 1 1   6

 Annual Shareholders Meeting – December 12, 2017Average Monthly Oil Price Received($ per barrel)  7

 Annual Shareholders Meeting – December 12, 2017Average Daily Gross Operated Production For Selected Months(Barrels of Oil Per Day)  8

 Annual Shareholders Meeting – December 12, 2017Bank Borrowings – Quarter End Balance($ Thousands)  9

 Annual Shareholders Meeting – December 12, 2017Financial Summary($ Thousands, except per share data, sales volumes, and price per barrel)  9 Months Ended September 30, * 2017 2016 Change PercentRevenues 3,841 3,456 385 11.1%Production cost and taxes (2,951) (2,570) (381) (14.8)%DD&A (705) (904) 199 22.0%General & administrative (860) (1,131) 271 24.0%Impairment (non-cash charge) - (2,718) 2,718 100.0%Net income from operations (675) (3,867) 3,192 82.5%Interest expense (36) (73) 37 50.7%Gain on sale of assets 5 1 4 400.0%Tax expense - - - 0.0%Net income (loss) (706) (3,939) 3,233 82.1%Net income (loss) per share – Basic and Diluted $ (0.07) $ (0.65) $ 0.58 89.2%Net Sales Volumes (MBbl) 76.5 82.2 (5.7) (6.9)%Oil Price ($/Bbl) $ 43.92 $ 35.59 $ 8.33 23.4%* Operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ended December 31, 2017.  10

 Annual Shareholders Meeting – December 12, 2017Production Cost and Taxes & General and Administrative($ Thousands, except cost per barrel)  9 Months Ended September 30, * 2017 2016 Change PercentProduction Cost and Taxes:Kansas (2,595) (2,320) (275) (11.9)%Methane Facility (356) (250) (106) (42.4)%Total Production Cost and Taxes (2,951) (2,570) (381) (14.8)%Kansas Cost Per Barrel (using net sales volumes) $ (33.92) $ (28.22) $ (5.70) (20.2)%General and Administrative:Payroll and Directors’ Compensation (344) (458) 114 24.9%Accounting, Consulting, Legal, and Engineering Services (173) (273) 100 36.6%Insurance – Corporate and Employee (101) (86) (15) (17.4)%Other (242) (314) 72 22.9% Total General and Administrative (860) (1,131) 271 24.0%* Operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ended December 31, 2017.  11

 Annual Shareholders Meeting – December 12, 2017Financial Summary($ Thousands, except per share data, sales volumes, and price per barrel)  Year Ended December 31, 2016 2015 Change PercentRevenues 4,672 6,164 (1,492) (24.2)%Production cost and taxes (3,421) (4,224) 803 19.0%DD&A (1,139) (2,676) 1,537 57.4%General & administrative (1,405) (2,069) 664 32.1%Impairment (non-cash charge) (2,805) (14,526) 11,721 80.7%Net income from operations (4,098) (17,331) 13,233 76.4%Interest expense (102) (80) (22) (27.5)%Gain on sale of assets 1 41 (40) (97.6)%Tax expense - (7,351) 7,351 100.0%Net income (loss) (4,199) (24,721) 20,522 83.0% Net income (loss) per share – Basic and Diluted $ (0.69) $ (4.06) $ 3.37 83.0% Net Sales Volumes (MBbl) 108.3 130.9 (22.6) (17.3)%Oil Price ($/Bbl) $ 37.53 $ 42.66 $ (5.13) (12.0)%  12

Annual Shareholders Meeting – December 12, 2017

2018 Outlook

- To date 4th quarter 2017 pricing is higher than average for the first 3 quarters of 2017
- Company will continue to manage our borrowing levels
- Continue to identify and evaluate opportunities
  - Current inventory
  - Corporate
  - Acquisition of producing properties
  - Acreage
  - Non-operated opportunities
- Production Cost & General and Administrative
  - No bonuses will be paid to corporate and office personnel this year
  - When wells go down and require repairs we will only perform the work if it is economic to do so
  - Continue to review personnel, services and the service providers we use to determine if there are cost effective alternatives

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Annual Shareholders Meeting – December 12, 2017  The Company’s management and Board of Directors want to thank all of our employees and their families for their dedication and contribution to Tengasco. We also want to thank the shareholders for your continued support. We hope to see you again next year at our Shareholder Meeting in 2018  14

 Annual Shareholders Meeting – December 12, 2017  Results of Voting  15

 Annual Shareholders Meeting – December 12, 2017  Shareholder Questions to ManagementPlease state your name, confirm you are a shareholder of the Company, and direct your questions to Mike Rugen.  16